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 Fingerhut Receivables, Inc.                                      Fingerhut Master Trust                          Monthly Report
 Certificateholder's Statement                                         Series 1994-1                                      Feb-97
 Section 5.2                                         Class A         Class B         Class C         Class D          Total
 (i)   Certificate Amount                        596,583,333.34   92,050,000.00   92,050,000.00  122,728,000.00   903,411,333.34
 (ii)  Certificate Principal Distributed          59,658,333.33            0.00            0.00                    59,658,333.33
(iii) Certificate Interest Distributed             2,633,252.55      427,776.81      456,414.58                     3,517,443.94
Total Distribution per $1,000 Certificate
 Certificate Principal Distributed per $1,000        83.3333333       0.0000000       0.0000000
 Certificate Interest Distributed per $1,000          4.4138889       4.6472223       4.9583333
 (iv) Principal Collections                       60,295,882.99    7,752,809.08    7,752,809.08   10,336,629.59    86,138,130.74
 (v)  Imputed Yield Collections                   18,007,741.28    2,584,269.68    2,584,269.68    3,421,373.62    26,597,654.26
      Recoveries                                   1,745,271.11      269,287.12      269,287.12      358,928.78     2,642,774.13
      Interest Earned on Prefunded Accounts                0.00            0.00            0.00            0.00             0.00
      Total Imputed Yield Collections             19,753,012.39    2,853,556.80    2,853,556.80    3,780,302.40    29,240,428.39
	Total Collections                         80,048,895.38   10,606,365.88   10,606,365.88   14,116,931.99   115,378,559.13
 (vi) Aggregate Amount of Principal Receivables                                                                 1,317,417,557.30
      Invested Amount (End of Month)             596,583,333.34   92,050,000.00   92,050,000.00  122,728,000.00   903,411,333.34
      Floating Allocation Percentage                45.2843011%      6.9871545%      6.9871545%      9.3158012%      68.5744112%
      Invested Amount (Beginning of Month)       656,241,666.67   92,050,000.00   92,050,000.00  122,728,000.00   963,069,666.67
      Average Daily Invested Amount                                                                               946,961,467.46
 (vii)  Receivable Delinquencies (As a % of Total Receivables)
	Current                                                     75.99%     1,334,736,052.85
	30 Days to 59 Days                                           6.33%       111,220,860.47
	60 Days to 89 Days                                           3.89%        68,361,536.48
	90 Days and Over                                            13.79%       242,238,293.27
	Total Receivables                                          100.00%     1,756,556,743.07
 (viii) Aggregate Investor Default Amount                                  19,257,802.79
 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)            21.21%
 (ix)  Certificate Charge-Offs
       Class A                                                                             0.00
       Class B                                                                             0.00
       Class C                                                                             0.00
       Class D                                                                             0.00
	  Total Certificate Charge-Offs                                                           0.00
 (x)   Servicing Fee
       Class A                                                                     1,093,736.00
       Class B                                                                       153,416.55
       Class C                                                                       153,416.55
       Class D                                                                       204,546.65
	 Total Servicing Fee                                                       1,605,115.75
 (xi)  Pool Factor
       Class A                                                                        0.7500000
       Class B                                                                        1.0000000
       Class C                                                                        1.0000000
 (xii) Reallocated Principal Collections
       Class B                                                                             0.00
       Class C                                                                             0.00
       Class D
       ** Everything was reimbursed by the end of the fiscal month.                3,421,969.35
 (xiii) Excess Funding Account Balance                                                     0.00
	Prefunding Account Balance                                                                0.00
 (xiv) Class C Trigger Event Occurrence                                                    None
       Class C Reserve Amount                                                               N/A
 Average Net Portfolio Yield                                                           10.9935%
 Minimum Base Rate                                                                      7.7845%

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